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                                                                    EXHIBIT 3.11


                               OPERATING AGREEMENT

                                       OF

                           BARDEN COLORADO GAMING, LLC
                      a Colorado limited liability company

THE SECURITIES REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, 15 U.S.C. ss. 15b ET SEQ., AS AMENDED (THE "FEDERAL ACT"), OR REGISTERED WITH OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE (THE "STATE ACTS"), IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL ACT AND THE STATE ACTS. NO SALE OR OTHER TRANSFER OF THESE SECURITIES OR ANY INTEREST THEREIN TO, OR RECEIPT OF ANY CONSIDERATION THEREFOR, MAY BE MADE IF THE PROPOSED SALE OR OTHER TRANSFER OF THESE SECURITIES AFFECTS THE AVAILABILITY TO THE COMPANY OF SUCH EXEMPTIONS FROM REGISTRATION AND QUALIFICATION, AND ANY SUCH PROPOSED SALE OR OTHER TRANSFER MUST BE IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THEREFORE, MEMBERS MAY NOT BE ABLE TO LIQUIDATE THEIR INVESTMENTS AND THESE SECURITIES MAY NOT BE READILY ACCEPTED AS COLLATERAL FOR A LOAN.


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                               OPERATING AGREEMENT

                                       OF

                           BARDEN COLORADO GAMING, LLC

       This Operating Agreement ("Agreement") of Barden Colorado Gaming, LLC, a Colorado limited liability company (the "Company") is made and entered into as of the 1st day of April, 2001, by and among the Company; Don H. Barden, the sole manager of the company ("Manager"); and Majestic Investor, LLC, the sole member of the Company ("Member").

                                 R E C I T A L S

       A. The undersigned Member has caused the Company to be organized pursuant to the provisions of the Act (as defined below); and

       B. The parties to this Agreement desire to set forth the terms of the relationship between them and as to the conduct of the business and the internal affairs of the Company.

       THEREFORE, in consideration of the mutual covenants, agreements and promises made herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

       Act. "Act" means Title 7, Chapter 80 of the Colorado Revised Statutes.

       Affiliate. "Affiliate" means with respect to a specified Person, any other Person who or which is (a) a principal of the specified Person, (b) directly or indirectly controlling, controlled by or under common control with a the specified Person, or (c) any member, director, officer, manager, relative or spouse of the specified Person. For purposes of this definition, "control," "controlling," "controlled" mean the right to exercise, directly or indirectly, more than fifty percent of the voting power of the stockholders, members or owners and, with respect to any individual, partnership, trust or other entity or association, or the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

       Agreement. "Agreement" means this Operating Agreement, as amended from time to time.

       Articles. "Articles" means the Articles of Organization of the Company as filed with the Secretary of State of Colorado, as amended from time to time.

       Capital Contribution. "Capital Contribution" means the total amount of cash and the agreed fair market value (net of liabilities) of any property contributed at any time to the capital of the Company by the Member.


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

       Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding United States federal tax statute enacted after the date of this Agreement. A reference to a specific section of the Code refers not only to that specific section but also to any corresponding provision of any United States federal tax statute enacted after the date of this Agreement, as that specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

       Covered Person. "Covered Person" means the Manager, the Member or any Affiliate of the Manager or the Member.

       C.R.S.. "C.R.S." means the Colorado Revised Statutes, as amended from time to time.

       Fiscal Year. "Fiscal Year" means the taxable year of the Company as determined under the Code, the Treasury Regulations or any other applicable laws.

       Gaming Authority. "Gaming Authority" means those federal, state and local governmental, regulatory and administrative authorities, agencies, boards and official responsible for or involved in the regulation of gaming or gaming activities, including manufacturing and distributing gaming devices and other gaming equipment, in any jurisdiction and, within the State of Colorado, specifically, the Colorado Gaming Commission and the Colorado State Gaming Control Board.

       Gaming Laws. "Gaming Laws" means those laws pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming, manufacturing and distributing within any jurisdiction and, within the State of Colorado, specifically, the Colorado Gaming Control Act, as codified in C.R.S. Title 12, Chapter 47.1, as amended from time to time, and the regulations of the Colorado Gaming Commission promulgated thereunder, as amended from time to time.

       Gaming Licenses. "Gaming Licenses" means all licenses, permits, approvals, authorizations, registrations, findings of suitability, franchises and entitlements issued by any Gaming Authority necessary for or relating to the conduct of activities under the Gaming Laws.

       Interest. "Interest" means the entire ownership interest of the Member in the Company, including the right of the Member to any and all benefits to which a member may be entitled as provided under the Act and this Agreement.

       Person. "Person" means a natural person, any form of business or social organization and any other nongovernmental legal entity including, but not limited to, a corporation, partnership, association, trust, unincorporated organization, estate or limited liability company.

       Records Office. "Records Office" means an office of the Company located in the State of Colorado, which may but need not be a place of its business, at which it shall keep all gaming records of the Company.

       Secretary of State. "Secretary of State" means the office of the Colorado Secretary of State.

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       Treasury Regulations. "Treasury Regulations" means the federal income tax regulations promulgated by the U.S. Treasury Department under the Code and codified at Title 26 of the Code of Federal Regulations, as amended from time to time.

       Unsuitable Person. "Unsuitable Person" means an officer, agent or employee of the Company or an Affiliate of such Person, (i) who is denied a Gaming License by any Gaming Authority, disqualified from eligibility for a Gaming License, determined to be unsuitable to own or control an Interest or determined to be unsuitable to be connected with a Person engaged in gaming activities in any jurisdiction by a Gaming Authority, or (ii) whose continued involvement in the business of the Company as an officer, agent or employee (A) causes the Company or an Affiliate of the Company to lose or to be threatened with the loss of any Gaming License, or (B) is deemed likely, in the sole and absolute discretion of the Member, based on verifiable information or information received from the Gaming Authorities, to jeopardize or adversely affect the likelihood that the Gaming Authorities will issue a Gaming License to the Company or to an Affiliate of the Company or to adversely affect the Company's or an Affiliate of the Company's use of or entitlement to any Gaming License.

                                   ARTICLE II
                              INTRODUCTORY MATTERS

       2.1 Formation. Pursuant to the Act, the Company has been formed as a Colorado limited liability company under the laws of the State of Colorado. To the extent that the rights or obligations of the Manager or the Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

       2.2 Additional Members. If the sole Member elects to admit additional members as provided for below, all references to "Member" is this Agreement will be to all of the members.

       2.3 Name. The name of the Company is "Barden Colorado Gaming, LLC." The business and affairs of the Company may be conducted under that name or any other name that the Manager deems appropriate or advisable.

       2.4 Resident Agent and Registered Office. The registered agent for service of process and the registered office is the person and location reflected in the Articles as filed in the office of the Colorado Secretary of State. The Member may, from time to time, change the registered agent or office through appropriate filings with the Secretary of State. If the registered agent ceases to act as such for any reason or the registered office is changed, the Member will promptly designate a replacement registered agent or file a notice of change of address, as the case may be.

       2.5 Records Office. The Company shall continuously maintain a Records Office.

       2.6 Other Offices. The Company may establish and maintain other offices at any time and at any place or places as the Manager may designate or as the business of the Company may require.

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       2.7 Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

       2.8 Powers of the Company. The Company shall have the power and authority to take any and all actions necessary, appropriate, advisable, convenient or incidental to or for the furtherance of the purpose set forth above, including, but not limited to, the power and authority to:

              (a) borrow money and issue evidence of indebtedness, and to secure the same by a mortgage, pledge or other lien on any or all of the assets of the Company;

              (b) conduct its business and operations in any state, territory, district or possession of the United States or in any foreign country that may be necessary or convenient to the accomplishment of the purpose of the Company;

              (c) acquire, by purchase, lease, contribution of property or otherwise, and own, hold, maintain, finance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

              (d) enter into, perform and carry out contracts of any kind, including without limitation, contracts with the Manager or Member or any Affiliate that are necessary to, in connection with, convenient to, or incidental to the accomplishment of the purpose of the Company;

              (e) purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign entities;

              (f) lend money for any proper purpose, invest and reinvest its funds and take and hold real and personal property for the payment of funds so loaned or invested;

              (g) sue and be sued, complain and defend and participate in administrative or other proceedings, in its name;

              (h) appoint employees, agents and officers of the Company, and define their duties and fix their compensation;

              (i) indemnify any Person or entity and obtain any and all types of insurance;

              (j) cease its activities and cancel its insurance;

              (k) negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waiver, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

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              (l) pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or hold such proceeds against the payment of contingent liabilities; and

              (m) make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.

                                   ARTICLE III
                              CAPITAL CONTRIBUTIONS

       3.1 Initial Capital. The initial capital of the Company shall be the Capital Contribution of the Member on or prior to the date hereof in the amount or value as is set forth opposite the name of the Member on Schedule I attached hereto. The Capital Contribution was made in exchange for a 100% ownership interest in the capital and the profits of the Company. The Member is not required to make any additional Capital Contributions to the Company.

                                   ARTICLE IV
                               PROFITS AND LOSSES

       4.1 Profits and Losses. The Company's profits and losses for any Fiscal Year shall be allocated to the Member.

       4.2 Tax Classification. The parties agree that, so long as the Company has only one Member, it is intended that the Company be disregarded for federal and all relevant state income tax purposes and that the activities of the company be deemed to be activities of the Member for such purposes, as provided for by Treasury Regulations Sections 301.7701-1, et seq., and comparable provisions of applicable state tax law. If the Company becomes an entity that has more than one Member, it is intended that the Company be treated as a "partnership" for federal and all relevant state income tax purposes, and the parties agree to make all available elections, and take all available actions, to cause the Company to be so treated.

                                    ARTICLE V
                                  DISTRIBUTIONS

       5.1 Operating Distributions. Subject to Section 5.2, the Company shall from time to time distribute to the Member such amounts in cash and other assets as determined by the Manager.

       5.2 Limitations on Distribution. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any distribution if the distribution would violate the C.R.S. or other applicable law or would cause a breach or default under any agreement or instrument to which the Company is a party or by which it or its assets are bound. Instead, the Company shall make the distribution as soon as practicable, such that the making of the distribution will not cause the violation, breach or default referred to above.


                                       5
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                                   ARTICLE VI
                 RIGHT AND DUTIES OF THE MEMBER AND THE MANAGER

       6.1. Management Rights. All management of the Company and all decisions concerning the business affairs of the Company is vested in and made by the Manager. The Member may appoint a new Manager under such terms as the Member desires; and the Member may remove any Manager in the Member's sole discretion, unless the Member and the Manager agree otherwise.

       6.2 Limitation of Liability. Neither the Member nor the Manager will be liable under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the Company, except to the extent required by law, in an agreement signed by the Member or Manager (as applicable), or as stated below. Neither the Member nor the Manager will be required to loan any funds to the Company, nor will the Member or Manager be required to make any contribution to the Company, nor will the Member or Manager be subject to any liability to the Company or any third party, as a result of any deficit of the Company. However, nothing in this Agreement prevents the Member or Manager from making secured or unsecured loans to the Company by agreement with the Company.

       6.3. Conflicts of Interest.

              (a) The Member and Manager are entitled to enter into transactions that may be considered to be competitive with, or a business opportunity that may be beneficial to, the Company; it being expressly understood that the Member and Manager may enter into transactions that are similar to the transactions into which the Company may enter.

              (b) Neither the Member nor the Manager violates a duty or obligation to the Company merely because the Member's or Manager's conduct furthers the Member's or Manager's own interest. The Member or Manager may lend money to and transact other business with the Company. The rights and obligations of the Member or Manager who lends money to or transacts business with the Company are the same as those of a person who is not a Member or Manager, subject to other applicable law. No transaction with the Company will be voidable solely because a Member or Manager has a direct or indirect interest in the transaction, if the transaction is fair to the Company.

       6.4. Meetings. An annual meeting of the Member and Manager will be held each year at the place and time determined by the Manager. Special meetings of the Manager may be called by any Manager upon at least 10 days prior written notice to the other Managers (if any). Special meetings of the Member may be called at any time, upon at least 10 days prior written notice to all Members, by one or more Members holding at least 10% of the Membership Interests. Notice of any meeting may be waived as provided for under the Act.

       6.5 Transfer of Interest. The Interest of the Member is personal property, and that Interest may be transferred or assigned, in whole or in part, in the sole discretion of the Member. Notwithstanding anything to the contrary set forth herein, no Interest in the Company may be issued or transferred in any manner whatsoever except in compliance with all Gaming Licenses and Gaming Laws.

       6.6 Entity as a Manager or Member. If the Member or Manager is an entity, the acts of the Member or Manager will be exercised through the natural person(s) designated by the entity to act on behalf of the entity.

       6.7 Additional Members. Additional Members may be admitted to the Company only with the consent of the Member, or upon the admittance of additional Members, only with the consent of Members holding a majority of the Interests in the Company.

                                   ARTICLE VII
                                     MANAGER

       7.1 Powers of the Manager. The Manager has the full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all actions as he, she or it deems necessary, appropriate or convenient to or for the furtherance of the purpose of the Company; including, without limitation, the power and authority to execute all documents and instruments, perform all duties and powers, and do all things on behalf of the Company in all matters necessary, desirable, convenient or incidental to the purpose of the Company. The Manager is an agent of the Company's business, and the actions of the Manager taken in that capacity and in accordance with this Agreement bind the Company. The Manager is the sole Person with the power to bind the Company, except and to the extent that the power is expressly delegated to any other Person by the Manager in this Agreement or in writing or by oral or electronic communication, and the delegation shall not cause the Manager to cease to be the Manager.

       7.2. Manager's Standard of Care. The Manager's duty of care in the discharge of the Manager's duties to the Company is limited to acting in good faith, and to refraining from engaging in negligent or reckless conduct, intentional misconduct or a knowing violation of law. In discharging the Manager's duties, the Manager will be fully protected in relying in good faith upon the records required to be maintained by the Company, and upon such information, opinions, reports or statements by any of its agents, or by any other person, as to matters the Manager reasonably believes are within the other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company; including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which Distributions to the Member might properly be paid.

       7.3 Election of Officers. Subject to the applicable provisions of the Gaming Laws, the Manager in his, her, or its sole discretion may, from time to time, appoint any individuals as officers with such duties, authorities, responsibilities and titles as the Manager deems appropriate. The officers will serve until their successors are duly appointed by the Manager or until their earlier removal or resignation. Any officer appointed by the Manager may be removed at any time by the Manager, and any vacancy in any office may be filled by the Manager. If any Person elected to serve as an officer is found to be an Unsuitable Person, the Manager shall immediately remove that Person as an officer and that officer shall thereupon automatically cease to be an officer.



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                                  ARTICLE VIII
                           DISSOLUTION OF THE COMPANY

       8.1 Dissolution. The Company shall be dissolved and its affairs wound up as determined by the Member or by the entry of a decree of judicial dissolution.

       8.2 Resignation. Subject to Section 6.5 and applicable law, the Member may not resign from the Company before the dissolution and winding up of the Company.

       8.3 Distribution on Dissolution and Liquidation. If the Company is dissolved for any reason, the business of the Company shall be continued to the extent necessary to allow an orderly winding up of its affairs, including the liquidation and termination of the Company pursuant to the provisions of this Section, as promptly as practicable thereafter, and each of the following shall be accomplished:

              (a) the Manager shall oversee the winding up of the Company's affairs;

              (b) the assets of the Company shall be liquidated as determined by the Manager, or the Manager may determine not to sell all or any portion of the assets, in which event such assets shall be distributed in kind; and

              (c) the proceeds of sale and all other assets of the Company shall be applied and distributed as follows and in the following order of priority:

                     (i) to the expenses of liquidation;

                     (ii) to the payment of the debts and liabilities of the Company, including any debts and liabilities owed to the Manager and then to the Member; and

                     (iii) the balance, if any, to the Member.

                                   ARTICLE IX
                   LIABILITY, EXCULPATION AND INDEMNIFICATION

       9.1 Exculpation.

              (a) No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by that Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on that Covered Person by this Agreement, the Manager or an appropriate officer or employee of the Company. However, a Covered Person shall be liable for any such loss, damage or claim incurred by reason of that Covered Person's intentional misconduct, fraud or a knowing violation of the law, which was material to the cause of action.

              (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to


                                       8

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the Company by any Person as to matters the Covered Person reasonably believes are within that other Person's professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

       9.2 Fiduciary Duty. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company, the Manager or to the Member, then, to the fullest extent permitted by applicable law, a Covered Person acting under this Agreement shall not be liable to the Company, the Manager or to the Member for its good faith acts or omissions in reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, shall replace such other duties and liabilities of the Covered Person.

       9.3 Indemnity. Subject to Section 9.5 below, the Company shall indemnify and hold any Covered Person harmless to the fullest extent permitted by C.R.S. 7-80-705; except this provision will not apply to (a) a Manager who has acted outside of the Manager's Standard of Care in Section 7.2 above, or (b) any Covered Person as stated in Sections 9.1 and 9.2 above.

       9.4 Advance Payment of Expenses. The expenses of any Covered Person required to be indemnified by the Company pursuant to Section 9.3 above that are incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Covered Person to repay the amount if it is ultimately determined by a court of competent jurisdiction that the Covered Person is not entitled to be indemnified by the Company. The provisions of this Section do not affect any rights to advancement of expenses to which personnel of the Company other than the Member may be entitled under any contract or otherwise by law.

       9.5 Assets of the Company. Any indemnification under this Article VIII shall be satisfied solely out of the assets of the Company. No debt shall be incurred by the Company or the Member in order to provide a source of funds for any indemnity, and the Member shall not have any liability (or any liability to make any additional Capital Contribution) on account thereof.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

       10.1 Notices. All notices to be given under this Agreement or by law shall be in writing and shall be addressed to the party at the party's last known address or facsimile number appearing on the books of the Company. If no such address or facsimile number has been provided, it will be sufficient to address any notice (or fax any notice that may be faxed) to such party at the Records Office of the Company. Notice shall, for all purposes, be deemed given and received, (a) if hand-delivered, when the notice is received, (b) if sent by United States mail (which must be by first-class mail with postage charges prepaid), three (3) days after it is posted with the United States Postal Service, (c) if sent by a nationally recognized overnight delivery


                                       9

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service, when the notice is received, or (d) if sent by facsimile, when the facsimile is transmitted and confirmation of complete receipt is received by the transmitting party during normal business hours. If any notice is sent by facsimile, the transmitting party shall send a duplicate copy of the notice to the parties to whom it is faxed by regular mail. If notice is tendered and is refused by the intended recipient, the notice shall nonetheless be considered to have been given and shall be effective as of the date of such refusal. The contrary notwithstanding, any notice given in a manner other than that provided in this Section that is actually received by the intended recipient shall be deemed an effective delivery of such notice.

       10.2 Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Manager shall, in his, her, or its sole discretion, deem reasonable, on behalf of Covered Persons and such other Persons as the Manager shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company.

       10.3 Membership Certificate. The Company may issue a certificate to the Member to represent the Interest in the Company upon execution of this Agreement and the payment of the initial Capital Contribution.

       10.4 Voting Securities.

              (a) The Company shall not issue any voting securities or other voting interests except in accordance with the provisions of the Colorado Limited Gaming Act and the regulations promulgated thereunder. The issuance of any voting securities or other voting interests in violation thereof shall be void and the voting securities or other voting interests in violation thereof shall be void and such voting securities or other voting interests shall be deemed not to be issued and outstanding until (i) the Company ceases to be subject to the jurisdiction of the Colorado Limited Gaming Control Commission, or (ii) the Colorado Limited Gaming Control Commission shall, by affirmative action, validate the issuance or waive any defect in issuance.

              (b) No voting securities or other voting interests issued by the Company and no interest, claim or charge therein or thereto shall be transferred in any manner whatsoever, except in accordance with the provisions of the Colorado Limited Gaming Act and the regulations promulgated thereunder. Any transfer in violation thereof shall be void until (i) the Company ceases to be subject to the jurisdiction of the Colorado Limited Gaming Control Commission, or (ii) the Colorado Limited Gaming Control Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.

              (c) If the Colorado Limited Gaming Control Commission at any time determines that a holder of voting securities or other voting interests of the Company is unsuitable to hold such securities or other voting interests, then the issuer of those voting securities or other voting interests may, within sixty (60) days after the finding of unsuitability, purchase the voting securities or other voting interests of the unsuitable person at the lesser of
(i) the cash equivalent of that person's investment in the Company; or (ii) the current market price as of the date of the finding of unsuitability unless those voting securities or other voting interests are transferred to a suitable person (as determined by the Commission) within sixty (60)


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

days after the finding of unsuitability. Until those voting securities or other voting interests are owned by persons found by the Commission to be suitable to own them, (1) the Company shall not be required or permitted to pay any dividend or interest with regard to the voting securities or other voting interests; (2) the holder of those voting securities or other voting interests shall not be entitled to vote on any matter as the holder of those voting securities or other voting interests, and those voting securities or other voting interests shall not for any purposes be included in the voting securities or other voting interests of the Company entitled to vote; and (3) the Company shall not pay any remuneration in any form to the holder of those voting securities or other voting interests, except in exchange for those voting securities or other voting interests as provided in this paragraph.

       10.5 Complete Agreement. This Agreement, together with the Articles to the extent referenced herein, constitutes the complete and exclusive agreement and understanding of the Manager, the Member and the Company with respect to the subject matter contained herein. This Agreement and the Articles replace and supersede all prior agreements, negotiations, statements, memoranda and understandings, whether written or oral, by and among the Manager, the Member and the Company.

       10.6 Amendments. This Agreement may be amended only by a writing signed by the Manager, the Member and the Company.

       10.7 Applicable Law; Jurisdiction. This Agreement, and the rights and obligations of the parties hereto, shall be interpreted and enforced in accordance with and governed by the laws of the State of Colorado without regard to the conflict laws of that State.

       10.8 Interpretation. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provisions contained herein. In the interpretation of this Agreement, the singular may be read as the plural, and vice versa, the neuter gender as the masculine or feminine, and vice versa, and the future tense as the past or present, and vice versa, all interchangeably as the context may require in order to fully effectuate the intent of the parties and the transactions contemplated herein. Syntax shall yield to the substance of the terms and provisions hereof.

       10.9 Counterparts and Facsimile Copies. Facsimile copies of this Agreement, any counterpart of this Agreement or any approval or written consent of the Member, and facsimile signatures hereon or thereon, shall have the same force and effect as originals.

       10.10 Severability. If any provision of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void, illegal or unenforceable to any extent, that provision shall be deemed severable and the remainder of this Agreement, and all applications thereof, shall not be affected, impaired or invalidated thereby, and shall continue in full force and effect to the fullest extent permitted by law.

       10.11 Waivers. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, and no waiver shall be binding unless evidenced by an instrument in writing and executed by the party making the waiver.

       10.12 No Third Party Beneficiaries. This Agreement is made solely among and for the benefit of the Manager, the Member and the Company and their respective successors and assigns, and no other Person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

       10.13 Securities under the UCC. If the Member deems it advisable, the Interest may be deemed to be a security governed by Article 8 of the Uniform Commercial Code in the State of Colorado by the application to any certificate issued to evidence the Interest of a legend to that effect.

       10.14. Additional Documents and Acts. The Manager and the Member agree to execute and deliver additional documents and instruments and to perform additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement, and the transactions contemplated by this Agreement.

       This Agreement was executed as of the date first written above.

                                    MANAGER:

                                    /s/ Don H. Barden
                                    --------------------------------------------
                                    Don H. Barden

                                    MEMBER:

                                    MAJESTIC INVESTOR, LLC


                                    By: /s/ Don H. Barden
                                        ----------------------------------------
                                        Don H. Barden, Manager


                                    COMPANY:

                                    BARDEN COLORADO GAMING, LLC


                                    By: /s/ Don H. Barden
                                        ----------------------------------------
                                        Don H. Barden, Manager

                                   SCHEDULE I


Member's Name:                                Majestic Investor, LLC

Member's Address:                             c/o Barden Companies
                                              400 Renaissance Center, #2400
                                              Detroit, Michigan  48243

Member's Initial
Capital Contribution:                         $100.00

Member's Ownership Interest:                  100%